UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 7, 2010	COMMISSION FILE NO. 0-22810
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	03-0311630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant’s Telephone No., including area code:  (267) 317-4009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 7, 2010, Mace Security International, Inc. (“Mace” or the “Company”) received a copy of a motion filed by Mr. Louis D. Paolino, Jr. (“Paolino”) with the Court of Common Pleas of Philadelphia County, Pennsylvania to Confirm an Arbitration Award entered against the Company and for the Entry of a Judgment in Favor of Paolino and Against the Company (“Motion to Confirm”). The arbitration award (“Arbitration Award”) had awarded Paolino, the former Chairman and CEO of the Company, $4,148,912 plus attorney fees and reinstated 1,769,682 stock options held by Paolino through July 15, 2010. The Company received the Arbitration Award on May 4, 2010.

As previously reported in the Company’s Form 8-K dated June 3, 2010, the Company filed a motion in the U.S. District Court, Eastern District of Pennsylvania, to vacate the Arbitration Award (“Motion to Vacate”). As previously disclosed, motions to vacate arbitration awards are difficult to achieve, but the Company does intend to prosecute the Motion to Vacate and oppose the Motion to Confirm vigorously. The Company cannot predict the success of the Motion to Vacate or the Motion to Confirm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACE SECURITY INTERNATIONAL, INC.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

Date:	June 9, 2010